PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company,

Virtus Variable Insurance Trust,

and

VP Distributors, LLC

THIS AGREEMENT, dated as of the 5th day of April, 2013, by and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, which may be updated from time to time for the convenience of the parties, (each an “Account”), Virtus Variable Insurance Trust (the “Fund”), a Delaware statutory trust, and VP Distributors, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and Distributor (“Participating Insurance Companies”); and

WHEREAS, the shares of beneficial interest/common stock of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, Virtus Investment Advisers, Inc. (the “Adviser”), which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Fund may rely on an order (The Phoenix Edge Series Fund, et al., Investment Company Act Rel. Nos. 25687 (Jul. 26, 2002) (Notice) and 25703 (Aug. 20, 2002)(Order)) from the Securities and Exchange Commission (the “SEC”) which, among other relief, grants Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Mixed and Shared Funding Exemptive Order”); and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”) and has registered or will register such Contracts under the 1933 Act if required, and said Contracts are listed in Schedule A hereto, which may be updated from time to time for convenience of the parties; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act if required; and

WHEREAS, the Distributor, which serves as distributor to the Fund, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios as set forth in Schedule A hereto, as it may be updated from time to time for convenience of the parties (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Distributor is authorized to sell such shares to the Account at their net asset value; and

WHEREAS, this Agreement shall be deemed to create a separate participation agreement on the terms hereof with respect to each Designated Portfolio, as if the parties hereto had executed a separate, identical form of participation agreement with respect to each Designated Portfolio, such that no liability or loss that might apply to one Portfolio hereunder shall affect any other Portfolio;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1.           The Fund has granted to the Distributor exclusive authority to distribute the Fund’s shares, and has agreed to instruct, and has so instructed, the Distributor to make available to the Company for purchase on behalf of the Account shares of beneficial interest in the Designated Portfolios. Pursuant to such authority and instructions, and subject to Article X hereof, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Designated Portfolios (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Fund may so provide, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, or liquidate any Designated Portfolio or class thereof, by providing no less than forty-five (45) days written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, such action is necessary or appropriate and in the best interests of the shareholders of such Designated Portfolio.

1.2.           The Fund shall redeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder, and (ii) the Company shall not redeem

Designated Portfolio shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement.

1.3.           Purchase and Redemption Procedures

(a)           In the event that the parties’ trades are placed through the National Securities Clearing Corporation (“NSCC”), the parties agree to abide by the rules and procedures of the NSCC (collectively, the “NSCC Terms”). If the NSCC Terms conflict with the terms of this Section 1.3, such NSCC Terms shall prevail. In the event that the parties’ trades are not placed through the NSCC, the terms of subsections (b) through (f) of this Section 1.3 shall govern such trades.

(b)           The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefore) that is in good order on any day the New York Stock Exchange is open for trading and on which the relevant Designated Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the SEC, by the Company as such limited agent of the Fund prior to the time that the Designated Portfolio ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(c)           The Company shall pay for shares of each Designated Portfolio on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for purchased Designated Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 4:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(d)           Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 5 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus and/or statement of additional information. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(e)           Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt and acceptance of such request in good order, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business on the applicable Business Day for determination of such value, as defined from time to time in the Fund’s prospectus (the “Valuation Time”).

(f)           The Company shall not redeem shares of the Designated Portfolios attributable to the Contracts (as opposed to shares of the Designated Portfolios attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as otherwise permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Fund reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Fund 45 days notice of its intention to do so.

1.4.           The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio (or class thereof) available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio or class thereof is calculated, and shall calculate such net asset value in accordance with the Fund’s statutory prospectus. None of the Fund, any Designated Portfolio, the Distributor, or any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Distributor. If the Fund provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value, provided that the term “materially incorrect share net asset value information” shall be interpreted to mean a net asset value misstated by at least $0.01 and ½ of 1%, deemed by the Fund’s officers appropriate for adjustments to shareholder accounts pursuant to the Fund’s applicable policy. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Distributor’s expense, provided that the Company shall only seek reimbursement for actual out-of-pocket costs.

1.5.           The Fund shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Portfolio shares in no event later than 6:00 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Portfolio shares so issued as payment of such dividends and distributions.

1.6.           Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.           (a)           The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b)           The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c)           The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s distributor or investment adviser.

(d)           The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

1.8.           [Reserved]

1.9.           The Company acknowledges that, pursuant to Form 24F-2, the Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a “Registered Account”). Upon request, the Company agrees to provide the Fund or its agent information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided.

ARTICLE II.  Representations and Warranties

2.1.           The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws; (ii) the sale of the Contracts shall comply in all material respects with state insurance and other applicable suitability requirements; (iii) the information provided pursuant to Section 1.9 shall be accurate in all material respects; and (iv) it and the Account are persons qualified to purchase shares of the Designated Portfolios under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) (“Qualified Persons”). The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states if and to the extent required by applicable law. If the Fund elects to use summary prospectuses, as defined in Rule 498 under the 1933 Act, and the Company elects to make use of such summary prospectuses in connection with satisfying prospectus delivery requirements under the 1933 Act, the Company represents and warrants that it shall comply with the requirements of Rule 498 under the 1933 Act and any applicable guidance received from the SEC or from the SEC staff thereunder in connection with the delivery of the Fund’s summary prospectuses and any other duties assumed by the

Company in this Agreement. The Company represents and warrants that it has reasonable policies and procedures in place to ensure that it can appropriately meet its obligations under this Agreement. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2.           The Fund represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act and shall be duly authorized for issuance, and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Fund shares or the Fund by the Fund may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Fund and shall advise the Fund at such time and in such manner as is necessary to permit the Fund to comply.

2.3.           The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act. The Fund makes no representations or warranties as to whether any aspect of the Designated Portfolios’ operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees promptly to notify the Fund of any investment restrictions imposed by state insurance law applicable to the Fund or a Designated Portfolio.

2.4.           The Distributor represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance in all material respects with applicable federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Fund that they are Qualified Persons, and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

2.5.           The Fund and the Distributor represent and warrant that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6.           The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Distributor in the event that such coverage no longer applies.

2.7.           The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), and any other applicable federal and state privacy law, as they may be amended from time to time. The Company represents and warrants that it has implemented and shall maintain during the term of this Agreement appropriate security measures for personal information that comply with all applicable law and regulation.

2.8.           The Company represents and warrants that it has in place an anti-money laundering program (“AML program”) that does now and will continue at all times during the term of this Agreement to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder (the “Patriot Act”). The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to “know its customers” in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. The Company agrees to provide the Distributor with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Distributor to fulfill its obligations under applicable law, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto.

2.9.           The Company represents and warrants that (a) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers and (b) the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1 under the 1940 Act, regulatory interpretations thereof, and the Fund’s market timing and excessive trading policies upon reasonable request. Additionally, the Company shall comply with the requirements of applicable provisions of the summary prospectuses and statutory prospectus (collectively, the “Prospectus”) and SAI of the Fund, and with applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that: (a) only orders to purchase, redeem or exchange Designated Portfolio shares received by the Company or any Indirect Intermediary (as defined below) prior to the Valuation Time shall be submitted directly or indirectly by the Company to the Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act (orders to purchase, redeem or exchange Designated Portfolio shares received by the Company subsequent to the Valuation Time on any given Business Day or on a day that is not a Business Day shall receive a price based on the applicable net asset value per share next determined by the Fund in accordance with Rule 22c-1 under the 1940 Act); and (b) the Company shall cause to be imposed and/or waived applicable redemption fees, if any, only in accordance with the Designated Portfolio’s then current Prospectus or SAI and/or as instructed by the Distributor. The Company further agrees to make reasonable efforts to assist the Fund and its service providers (including but not limited to the Distributor) to detect, prevent and report market timing or excessive short-term trading of Designated Portfolio shares. To the extent the Company has actual knowledge of violations of Fund policies (as set forth in the then current Prospectus or SAI) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Portfolio shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, the Company agrees promptly to report such known violations to the Distributor.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1.           Subject to Section 7.1 and the Fund’s determination to use summary prospectuses, as such term is defined in Rule 498 under the 1933 Act, the Distributor shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Designated Portfolio as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof. The Company shall deliver such documents to Contract owners in accordance with applicable laws. If requested by the Company in lieu thereof, the Fund shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.

3.2.           The Fund’s prospectus shall state that the current SAI for the Fund is available.

3.3.           The Fund shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund, which consent shall not be unreasonably withheld.

3.4.           So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall solicit voting instructions from Contract holders and vote shares of the Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received. The Company shall be responsible for assuring that its Accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

3.5.           The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

3.6.           If the Fund and the Company agree to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule C of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

3.7.           Within three (3) Business Days of Company receiving a request for a paper copy or an electronic copy of a Fund statutory and/or summary prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the 1940 Act (“Fund Documents”), the Company shall send a paper copy or electronic copy, respectively, of any requested Fund Document to any person requesting such copy at no cost to the

Contract owner and by U.S. first class mail or other reasonably prompt means or by email for electronic requests. The Company shall deliver the most current version of the Fund Document that it has received from the Fund pursuant to Section 3.1 above.

ARTICLE IV.  Sales Material and Information

4.1.           The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company (and/or its affiliates) develop(s) and in which the Fund (or a Portfolio thereof) or the Adviser or the Distributor is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. Materials not approved or disapproved within ten (10) Business Days shall be deemed approved, provided that the Company confirms that the Fund or its designee received such materials. The Company shall be responsible for any required regulatory filings of sales literature or promotional material it produces. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Portfolio thereof) or the Adviser or the Distributor is named, and no such material shall be used if the Fund or its designee so objects.

4.2.           The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, a Portfolio, or the Adviser or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or applicable prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Distributor for use with the public, except with the written permission of the Fund or the Distributor or the designee of either. The Company shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material. The Fund shall be entitled to review Company’s placement of sales materials with the summary prospectus in order to review Company’s compliance with applicable laws and regulations.

4.3.           The Fund and the Distributor, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. Materials not approved or disapproved within ten (10) Business Days shall be deemed approved, provided that the Fund or the Distributor, or their designee, confirms that the Company received such materials. The Distributor shall be responsible for any required regulatory filings of sales material it or the Fund produces. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4.           The Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5.           Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their shares, after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall not alter any of such documents provided by the Fund without the prior written consent of the Fund or Distributor.

4.6.           Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Adviser any complaints received from the Contract owners pertaining to the Fund or a Portfolio.

4.7.           The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund’s registration statement relating to any Designated Portfolio, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8.           For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V.  Fees and Expenses

5.1.           Except as otherwise provided herein or in a separate agreement entered into by some or all the parties hereto, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement.

5.2.           All expenses incident to performance by the parties under this Agreement shall be paid in accordance with Schedule B hereof. Except as otherwise provided herein or therein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

ARTICLE VI.  Qualification

6.1.           Subject to the Company’s representations and warranties in Section 6.3, the Fund will invest the assets of each Designated Portfolio in such a manner as to ensure that the

Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund represents and warrants that each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the applicable Designated Portfolio so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

6.2.           The Fund represents and warrants that each Designated Portfolio is qualified as a regulated investment company under Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

6.3.           The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Fund immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract. In addition, the Company represents and warrants that each of its Accounts is a “segregated asset account” and that interests in the Accounts are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will continue to meet such definitional requirements, and it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE VII.  Potential Conflicts

7.1.           The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund and/or the Distributor by virtue of such order by the SEC, including those relating to material irreconcilable conflicts, apply to the activities contemplated in this Agreement and are incorporated herein by reference as terms of this Agreement at all times that the Company, the Fund and/or the Distributor rely on the relief provided by such order. At all times the conditions and undertaking apply as set forth above, each of the parties agree to comply with such conditions and undertakings to the extent applicable to such party, notwithstanding any provision of this Agreement otherwise to the contrary. The parties hereto agree that each shall assume that it is relying upon the relief provided by the Mixed and Shared Funding Exemptive Order when acting in accordance with this Agreement, unless the Fund or Distributor provides a written notification to each party that the parties are not acting in reliance on the relief provided by such order.

7.2.           If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Section 3.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

8.1           Indemnification by the Company

8.1.           (a)           The Company agrees to indemnify and hold harmless each of the Fund and the Distributor and each of its trustees/directors and officers, and each person, if any, who controls the Fund or the Distributor within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares, or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts or Fund shares, or

(iii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Fund or in sales literature; or

(iv)           arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1.           (b)           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

8.1.           (c)           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1.           (d)           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2           Indemnification by the Distributor

8.2.           (a)           The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Distributor (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor; or

(iv)           arise as a result of any failure by the Distributor to provide the services and furnish the materials it is required to provide and furnish under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Distributor;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2.           (b)           The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2.           (c)           The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2.           (d)           The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3           Indemnification by the Fund

8.3.           (a)           The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)            arise out of or as a result of statements or representations by or on behalf of the Fund (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or persons under its control) or wrongful conduct of the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(ii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iii)           arise as a result of any failure by the Fund to provide the services and furnish the materials it is required to provide and furnish under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(iv)           arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. The parties acknowledge that the Fund’s indemnification obligations under this Section 8.3 are subject to applicable law.

8.3.           (b)           The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Distributor or the Account, whichever is applicable.

8.3.           (c)           The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3.           (d)           The Company agrees promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  Applicable Law

9.1.           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

9.2.           This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including without limitation the Mixed and Shared Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order discussed in Article VII should no longer be necessary under applicable law, then Article VII hereof shall no longer apply.

ARTICLE X.  Termination

10.1.           This Agreement shall continue in full force and effect until the first to occur of:

(a)           termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b)           termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)           termination by the Company by written notice to the other parties in the event any of the Designated Portfolios’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)           termination by the Fund or Distributor by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that the Fund or Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)           termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Fund or Distributor by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Distributor to perform its obligations under this Agreement; or

(f)           termination by the Company by written notice to the other parties in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that any such Designated Portfolio may fail to so qualify or comply with either provision; or

(g)           termination by either the Fund or the Distributor by written notice to the other parties, if either one or both the Fund and the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)           termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)           termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 90 days prior written notice to the Fund and Distributor of the date of substitution; or

(j)           termination by the Fund or Distributor by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Article VII hereof; or

(k)           termination by the Fund with respect to any or all Designated Portfolios if the Board has decided to (i) refuse to sell shares of any Designated Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Fund or any Designated Portfolio, subject to the provisions of Section 1.1; or

(l)           termination by any party in the event that the Fund’s Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VII.

10.2.           Notwithstanding any termination of this Agreement, the Fund and the Distributor shall, upon the mutual agreement of the parties hereto, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios. Specifically, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

10.3.           The parties agree that Section 10.2 shall not apply to any terminations under Section 10.1(j), and the effect of such terminations shall instead be governed by the Mixed and Shared Funding Exemptive Order. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Fund or any Designated Portfolio of the Fund, Articles I, II, III, VI, VII, VIII and IX will remain in effect after termination.

10.4.           Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail or overnight delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636-0001

If to the Fund or the Distributor:	c/o Virtus Investment Partners 100 Pearl Street Hartford, CT 06103 Attention: Counsel

ARTICLE XII.  Miscellaneous

12.1.           All persons dealing with the Fund must look solely to the property of the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Distributor for the enforcement of any claims against the Fund. The parties agree that none of the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2.           Subject to the requirements of legal process and regulatory authority, the Fund and the Distributor shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

12.3.           The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.           This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.           Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

12.7.           The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.           This Agreement may be amended by written agreement between all parties. This Agreement or any of the rights and obligations hereunder may not be assigned, as that term is defined by and interpreted under the 1940 Act, by any party without the prior written consent of all parties hereto. The Company shall promptly notify the Fund and the Distributor of any change in control of the Company.

12.9.           Upon request, the Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports: (a) the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public; and (b) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator.

ARTICLE XIII.  Rule 22c-2 Compliance

13.1.           The Company agrees to provide, or cause to be provided, promptly to the Distributor, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”) and the Contract owner number or participant account number, if known, of any or all Contractholder(s) of the account, the name or other identifier of any investment professional(s) associated with the Contractholder(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Distributor, the Company shall only be required to provide information relating to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions.

(a)           Period Covered by Request. Requests must set forth a specific period, normally not to exceed 90 days from the date of the request, for which transaction information is sought. The Distributor may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the Fund or the Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio. If requested by the Distributor, the Company will provide the information specified in this Section 12.1 for each trading day.

(b)           Form and Timing of Response. The Company agrees to provide, promptly upon request of the Distributor, the requested information specified in this Section 13.1. The Company agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in this Section 13.1 is itself a “financial intermediary,” as that term is defined in Rule 22c-2 under the 1940 Act (an “Indirect Intermediary”) and, upon request of the Distributor, promptly either (i) provide (or arrange to have provided) the information set forth in this Section 13.1 for those Contractholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing shares in nominee name on behalf of other persons. The Company additionally agrees to inform the Distributor whether it plans to perform (i) or (ii) above. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any Contractholder and transaction information provided to the Distributor should be consistent with the NSCC Standardized Data Reporting Format.

(c)           Limitations on Use of Information. The Distributor agrees not to use the information received under this Section 13.1 for marketing or any other similar purpose without the prior written consent of the Company; provided, however, that this provision shall not limit the use of publicly available information, information already in the possession of the Distributor, the Fund or their affiliates at the time the information is received pursuant to this Section 13.1 or information which comes into the possession of the Distributor, the Fund or their affiliates from a third party.

(d)           Agreement to Restrict Trading. The Company agrees to execute written instructions from the Distributor to restrict or prohibit further purchases or exchanges of Portfolio shares by a Contractholder that has been identified by the Distributor as having engaged in transactions in Portfolio shares (directly or indirectly through the Company’s account) that violate policies established or utilized by the Fund or the Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio. Unless otherwise directed by the Distributor, any such restrictions or prohibitions shall only apply to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Company.

(e)           Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract owner number or participant account number associated with the Contractholder, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Contractholder is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed upon information to which the instruction relates.

(f)           Timing of Response. The Company agrees to execute instructions from the Distributor as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company.

(g)           Confirmation by the Company. The Company must provide written confirmation to the Distributor that the Distributor’s instructions to restrict or prohibit trading have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

(h)           Definitions. For purposes of this Section 13.1, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

(i)           The term “Contractholder” means the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract.

(ii)           The term “Contractholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Contract to a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to a Portfolio as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) as a result of a one-time step-up in Contract value pursuant to a Contract death benefit; (iv) as a result of an allocation of assets to a Portfolio through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required “free look” period.

(iii)           The term “Contractholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Contract out of a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Portfolio as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Portfolio as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

(iv)           The term “Portfolios” shall mean the constituent series of the Fund, but for purposes of this Section 13.1 shall not include Portfolios excepted from the requirements of paragraph (a) of Rule 22c-2 by paragraph (b) of Rule 22c-2.

(v)           The term “promptly” shall mean as soon as practicable but in no event later than five (5) business days from the Company’s receipt of the request for information from the Distributor.

(vi)           The term “written” includes electronic writings and facsimile transmissions.

(vii)           In addition, for purposes of this Section 13.1, the term “purchase” does not include the automatic reinvestment of dividends or distributions.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company	By its authorized officer
	By:	/s/DOUG WOLFF
	Title:	President
	Date:	4/5/13

Virtus Variable Insurance Trust	By its authorized officer
	By:	/s/GEORGE AYLWARD
	Title:	President
	Date:	4/5/13

VP Distributors, LLC	By its authorized officer
	By:	/s/MATTHEW HAMEL
	Title:	Senior Vice President
	Date:	4/5/13

April __, 2013

Schedule A

Account(s)	Contract(s)
Variflex Separate Account	Variflex
SBL Variable Annuity Account VIII	Variflex LS
Variable Annuity Account XI	Scarborough
SBL Variable Annuity Account XIV	AdvisorDesigns SecureDesigns AdvanceDesigns EliteDesigns

Additionally, “Accounts” and “Contracts” will include any new Accounts and Contracts created subsequent to the date hereof.

Fund and Portfolios

Virtus Variable Insurance Trust:
Virtus Capital Growth Series, Class A
Virtus Growth & Income Series, Class A
Virtus International Series, Class A
Multi-Sector Fixed Income Series, Class A
Virtus Premium AlphaSectorTM Series, Class A
Virtus Real Estate Securities Series, Class A
Virtus Small-Cap Growth Series, Class A
Virtus Small-Cap Value Series, Class A
Virtus Strategic Allocation Series, Class A

Additionally, “Portfolios” will include any portfolio created subsequent to the date hereof.

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SCHEDULE B

EXPENSES

The Fund and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. The term “Current” is defined as an existing Contract owner with value allocated to one or more Portfolios. The term “Prospective” is defined as a potential new Contract owner.

Item	Function	Party Responsible for Expense
Fund Prospectus	Printing and Distribution (including postage)	Current and Prospective – Fund (Company may choose to do the printing at Fund’s expense)
Fund Prospectus and SAI Supplements	Printing and Distribution (including postage)	Fund (Company may choose to do the printing at Fund’s expense)
Fund SAI	Printing and Distribution (including postage)	Fund
Proxy Material for Fund	Printing, Distribution to Current (including postage), tabulation and solicitation	Fund
Fund Annual & Semi-Annual Report	Printing and Distribution (including postage)	Fund (Company may choose to do the printing at Fund’s expense)
Contract Prospectus	Printing and Distribution (including postage)	Company
Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company
Contract SAI	Printing and Distribution (including postage)	Company
Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Fund – Fund If Required by Company – Company
Operations of the Fund
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-1 plan
Fund

B-1

Item	Function	Party Responsible for Expense
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

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SCHEDULE C

USE OF SUMMARY PROSPECTUSES

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1.	For purposes of this Schedule C, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.
The Fund shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

3.
The Fund represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Fund further represents and warrants that it has appropriate policies and procedures in place in accordance with Rule 498(e)(4) to ensure that such web site continuously complies with Rule 498.

4.
The Fund and the Distributor each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498. The Fund shall immediately notify the Company of any unexpected interruptions in availability of this web page. The Fund agrees that the web landing page used for hosting Summary Prospectuses will contain Summary Prospectuses only for the Fund or its affiliated funds.

5.
The Fund and the Distributor represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund or the Distributor, or one of their affiliates. The Fund and the Distributor further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6.	The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8.
At the Company’s request, the Adviser and the Fund will provide the Company with URLs to the current Fund documents for use with Company’s electronic delivery of Fund documents or on the Company’s website. The Adviser and the Fund will be responsible for ensuring the integrity of the URLs and for maintaining the Fund’s current documents on the site to which such URLs originally navigate to.

9.
If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Fund shall continue to maintain its website in compliance with the requirements

C-1

of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Schedule C as applicable.

11.
The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Distributor and the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

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